UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 11, 2016

Tangoe, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35247	06-1571143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Executive Blvd., Orange, Connecticut	06477
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 859-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2016, the Board of Directors (the “Board”) of Tangoe, Inc. (the “Company”) established a retention bonus plan (the “Plan”) in which certain senior employees of the Company will participate, including, of the Company’s named executive officers, Scott E. Snyder and Charles D. Gamble.  Under the Plan, participants become entitled to receive cash bonus payments in specified amounts if they remain employed by the Company through the last day of the Company’s second, third and fourth fiscal quarters of 2016.  The amounts which Mr. Snyder and Mr. Gamble are eligible to receive under the Plan are as follows:

Upon employment through the last day of:	Scott E. Snyder	Charles D. Gamble
Second Quarter of 2016	$10,000	$10,000
Third Quarter of 2016	17,500	17,500
Fourth Quarter of 2016	22,500	22,500
Total	$50,000	$50,000

In addition, on May 11, 2016, the Board approved the Company’s entry into amendments to certain executive retention agreements between the Company and members of its senior management, including, of the Company’s named executive officers, Mr. Snyder and Mr. Gamble.  As a result of these amendments, the amount of the lump sum cash severance payment that each of Mr. Snyder and Mr. Gamble will be entitled to receive upon his termination by the Company other than for cause, death or disability or upon his resignation for good reason (each a “Qualifying Termination”) will increase, (i) with respect to the portion of such severance amount attributable to base salary, from the greater of 50% of his highest base salary during the two fiscal years prior to termination and 50% of his then current base salary, to the greater of 100% of his highest base salary during the two fiscal years prior to termination and 100% of his then current base salary, and, (ii) with respect to the portion of such severance amount attributable to bonus compensation, from a pro rata portion of 50% of his aggregate quarterly and annual bonuses payable with respect to the last fiscal year ended before termination, less any quarterly bonuses previously paid in the fiscal year of termination, to a pro rata portion of 100% of his aggregate quarterly and annual bonuses payable with respect to the last fiscal year ended before termination, less any quarterly bonuses previously paid in the fiscal year of termination.  In addition, as a result of the amendments, the acceleration of vesting of equity awards that each of Mr. Snyder and Mr. Gamble will be entitled to receive upon a Qualifying Termination will increase from six (6) months to twelve (12) months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANGOE, INC.

Date: May 17, 2016	By: :	/s/ Jay Zager
Jay Zager Interim Chief Financial Officer